Exhibit 99.1

Ironclad Performance Wear Reports Fourth Quarter and Fiscal Year 2009 Results

Net Sales for 2009 Increased 14% vs. the Previous Year; Experiences Second Profitable Quarter

LOS ANGELES, CA – March 3, 2010 – Ironclad Performance Wear Corporation (ICPW:OB), a leader in high-performance work gloves and apparel for industrial workers, professional craftsmen and consumers, announced today financial results for fourth quarter and fiscal year ended December 31, 2009.

Fourth Quarter 2009 Results
The Company reported net sales for the fourth quarter of 2009 of $4.4 million, an increase of 9.3% percent from the fourth quarter 2008 of $4.05 million.

Gross profit increased 18.8% to $1.7 million, or 38.5% of sales, compared to $1.44 million, or 35.4% of sales in the fourth quarter of 2008.

Operating expenses as a percent of sales decreased to 36.6%, or $1.62 million, compared to 39.7% of sales, or $1.61 million during the same period last year.

The net income from operations increased to $84,970 compared to a loss of $170,775 during the same period in 2008.  This was the second straight quarter of positive net income from operations in 2009.

“In addition to increasing demand for Ironclad products, the Company continues to successfully execute on the financial plan it developed in early-2009, as evidenced by our achievement of a second profitable quarter for the year” said Scott Jarus, Chairman and CEO of Ironclad.  “Despite the lingering global economic downturn, Ironclad has been successful in expanding into new markets and increasing penetration within its existing accounts”.

Fiscal 2009 Year-End Results
Full-year net sales for 2009 were $13.6 million, representing a 14.1% increase from the 2008 net sales of $11.9 million.

Gross profit increased 13.8% to $5.2 million, or 38.1% of sales, compared to $4.6 million, or 38.2% of sales for full-year 2008.

Operating expenses as a percent of sales decreased to 42.6%, or $5.8 million, compared to 56.7% of sales, or $6.8 million for full-year 2008.

For the year, Ironclad had a net loss from operations of $609,037 compared to a net loss from operations of $2.2 million for fiscal year 2008. When FAS123r (stock options) of $505,112 and the 2009 employee profit-sharing expenses of $171,757 are removed from this year’s number, the Company experienced a positive annual result of $67,832.

Net loss for 2009 declined to $709,742, representing a 71.6% improvement when compared to a net loss of $2.5 million in the prior year.  As stated above, all of the losses for 2009 occurred in the first and second quarters, with the third and fourth quarters reporting positive net incomes.

Mr. Jarus added, “2009 represented an inflection point for Ironclad, and its ability to build a successful and sustainable business.  Business with existing customers grew in 2009, despite current economic conditions, and we acquired several significant new customers.  The Company’s cost structure is now in line with its revenues, and we have the ability to leverage our vastly improved financial condition to take advantage of new opportunities.”

Guidance for 2010
Ironclad expects that its Net Sales for 2010 will increase by 5% to 10%, and EBITDA-FAS (Earnings Before Interest, Taxes, Depreciation, Amortization and FAS123r) will be positive.  The Company is exploring acquisition opportunities which, if successful, are expected to be accretive to this 2010 guidance on both a Net Sales and Net Income basis.

Mr. Jarus concluded, “Our financial results for 2009 demonstrated that the Company is now on the right path, and that there are very significant market opportunities ahead.  In addition to the new partnerships the Company established in 2009 which will take hold in 2010, such as with 5.11 Tactical, Ironclad sees additional opportunities to participate in new markets, such as technical task-specific gloves for outdoor sports and new industrial applications.”

Conference Call
Ironclad Performance Wear will hold a conference call to discuss 2009 financial results on Wednesday, March 3rd, at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time).  To participate in the conference call, interested parties should dial (877) 941-4774 ten minutes prior to the call.  International callers should dial 1+ (480) 629-9760. If you are unable to participate in the live call, a replay will be available through March 17, 2010.  To access the replay, dial (800) 406-7325 (passcode: 4244549). International callers should dial 1+ (303) 590-3030 and use the same passcode.

In addition, the conference call will also be broadcast live over the Internet and can be accessed at www.ironclad.com. For those unable to participate during the live broadcast, the Webcast will be archived on this site through March 17, 2009.

The Company's financial results will be posted online at www.ironclad.com once they are publicly released.

About Ironclad Performance Wear Corporation
Ironclad, which created the performance work glove category in 1998, continues to leverage its leadership position in the industrial, professional craftsman and consumer markets through the development and introduction of specialized task-specific work gloves. With its focus on innovation, design, functionality, advanced material science and durability, Ironclad engineers, manufactures, and sells a comprehensive line of task-specific gloves and performance-fabric apparel. Ironclad's products are available through industrial suppliers, hardware stores, home centers, lumberyards, and sporting goods retailers nationwide; and through authorized distributors worldwide.

Built Tough for the Industrial Athlete™

For more information on Ironclad, please visit the Company's Website at www.ironclad.com.

Information about Forward-Looking Statements
This release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time to time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding achievement of financial goals for 2010, increasing interest and sales of Ironclad’s products, opportunities presented by new customers and Ironclad’s profitability in 2010.  For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts
Scott Jarus, CEO
(310) 643-7800 x120

Chris Miller, Director of Marketing
(310) 643-7800 x127

Ironclad Performance Wear Corp.
CONSOLIDATED BALANCE SHEETS

	December 31, 2009	December 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$712,552	$215,203
Accounts receivable net of allowance for doubtful accounts of $114,000 and $60,000	1,491,183	1,705,435
Inventory	3,802,574	3,404,567
Prepaid and other	130,382	115,400

Total current assets	6,136,691	5,440,605

Property, Plant and equipment
Computer equipment and software	212,360	200,932
Vehicle	43,680	43,680
Office equipment and furniture	138,256	143,478
Leasehold improvements	38,594	36,934
Less: accumulated amortization	(335,317)	(252,650)

Total property, plant and equipment	97,573	172,374

Trademarks, net of accumulated amortization of $17,660 and $14,073	101,727	94,312
Deposits	11,354	11,354

Total Assets	$6,347,345	$5,718,645

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable and accrued expenses	$1,483,018	$1,799,020
Line of credit	1,237,961	1,599,300
Current portion of captial lease	-	-

Total current liabilities	2,720,979	3,398,320

Long Term Liabilities
Fair value of warrant liability	5,383	2,097

Total Liabilities	2,726,362	3,400,417

Stockholder's Equity
Common stock, $.001 par value; 172,744,750 shares authorized;
72,951,183 and 42,803,487 shares issued and outstanding	72,951	42,804
Additional paid In capital	17,905,182	15,922,832
Accumulated deficit	(14,357,150)	(13,647,408)

Total Stockholders' Equity	3,620,983	2,318,228

Total Liabilities & Stockholders' Equity	$6,347,345	$5,718,645

Ironclad Performance Wear Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended December 31, 2009	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2009	Twelve Months Ended December 31, 2008

REVENUES
Net sales	$4,427,033	$4,050,115	$13,625,272	$11,943,127

COST OF SALES
Cost of sales	2,721,913	2,614,368	8,434,214	7,383,508

GROSS PROFIT	1,705,120	1,435,747	5,191,058	4,559,619

OPERATING EXPENSES
General and administrative	730,024	570,643	2,372,566	2,473,263
Sales and marketing	664,003	720,385	2,494,371	3,045,615
Research and development	51,409	93,468	249,967	390,947
Purchasing, warehousing and distribution	154,611	197,296	595,279	758,970
Depreciation and amortization	20,102	24,729	87,912	98,442

Total Operating Expenses	1,620,149	1,606,521	5,800,095	6,767,237

INCOME (LOSS) FROM OPERATIONS	84,970	(170,774)	(609,037)	(2,207,618)

OTHER INCOME (EXPENSE)
Interest expense	(23,488)	(49,287)	(84,863)	(181,689)
Interest income	52	1,523	525	6,113
Other income(expense), net	(429)	(69,904)	(11,135)	(116,424)
Unrealized gain (loss) on financings activities	(203)	(2,097)	(3,286)	(3,612)
Loss on disposition of equipment	-	-	(480)	-

Total Other Income(Expense), Net	(24,068)	(119,765)	(99,239)	(295,612)

NET INCOME (LOSS) BEFORE INCOME TAXES	60,902	(290,539)	(708,276)	(2,503,230)

PROVISION FOR (BENEFIT FROM) INCOME TAXES	-	-	1,466	(1,466)

NET INCOME (LOSS)	$60,902	$(290,539)	$(709,742)	$(2,501,764)

BASIC AND DILUTED NET LOSS PER COMMON SHARE	$0.00	$(0.01)	$(0.01)	$(0.06)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING	72,951,185	42,803,487	69,977,713	40,392,214

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